EXHIBIT 23

CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (numbers 33-80666 and 333-61556) of Bemis Company, Inc. of (i) our report dated March 7, 2005, relating to the financial statements, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K and (ii) our report dated March 7, 2005, relating to the financial statement schedule, which also appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 10, 2005